SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August12, 1996;
                                                  (June 13, 1996)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                       0-26102                   04-3196245
 (State or other                (Commission                 (IRS Employer
jurisdiction of                    File Number)           Identification No.)
incorporation)


                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 5.  Other Events

With respect to the consummation on May 31, 1996 of the transactions contemplated by the Agreement and Plan of Merger, dated March 15, 1996, by and among the American Radio Systems Corporation, a Delaware corporation (the "Company"), ARS Acquisition Company and Marlin Broadcasting, Inc., a Delaware corporation ("Marlin"), as described in the Form 8-K filed with the Securities and Exchange Commission on June 11, 1996 (the "Form 8-K") and hereby incorporated by reference herein, the Company entered into an Asset Exchange Agreement, dated as of May 30, 1996 with Secret Communications L.P., a Delaware corporation ("Secret"), pursuant to which the principal assets of Marlin will be exchanged for radio stations KSFM-FM and KMJI-AM in Sacramento, California. The consummation of the Asset Exchange Agreement is subject to, among other things, the approval of the Federal Communications Commission. The Company is currently managing KSFM-FM and KMJI-AM pursuant to a local marketing agreement with Secret for a monthly fee of $200,000. Secret is currently managing WFLN-FM in Philadelphia and WQRS- FM in Detroit pursuant to a local marketing agreement with the Company for a monthly fee of $333,333.

Item 7. Financial Statements and Exhibits

The financial statements required by Item 7 of this Report are herein provided with respect to the consummation on May 29, 1996 of the transactions contemplated by certain Asset Purchase Agreements, dated as of August 11, 1995, between Company and The Ten Eighty Corporation, a Connecticut corporation, as described in the Company's Form 8-K, which is hereby incorporated by reference herein.

     (a) Financial Statements

     The following financial statements are filed with this report:

     The Ten Eighty Corporation

          Independent Auditors' Report......................................  Page  F-1

          Statements of Net Assets to be Sold
          December 31, 1995 and May 31, 1996, (unaudited)...................  Page  F-2

          Statements  of Income  Derived from Net Assets to be Sold Year ended December 31, 1995 and period ended May 31,
          1996 and May 31, 1996 (unaudited).................................  Page  F-3

          Statements of Cash Flows Derived From Net Assets to be Sold
          Year ended December 31, 1995 and periods ended May 31,
          1996 and May 31, 1995 (unaudited).................................  Page  F-4

          Notes to the financial statements.................................  Page  F-5

     (b)  Pro Forma Financial Information

     The  following  unaudited  pro  forma  condensed   consolidated   financial
     statements are filed with this report:

         Pro Forma Condensed Consolidated Statements of Income:

         Year ended December 31, 1995..............................   Page F-11
         Six Months Ended June 30, 1996............................   Page F-12

A Pro Forma condensed consolidated balance sheet is not required as the transactions noted above. are already reflected in the balance sheet filed with the Company's Form 10-Q for the quarterly period ended June 30, 1996.

The Pro forma  condensed  consolidated  statements  of income for the year ended
December 31, 1995 and six months ended June 30, 1996 assume that the acquisitions discussed above occurred on January 1, 1995 and January 1, 1996, respectively, and are based on the operations of the Company for the year ended December 31, 1995 and six months ended June 30, 1996, respectively. The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based on certain assumptions and are presented herein for illustrative purposes only and are not necessarily indicative of the future results of operations of the Company, or results of operations of the Company that would have occurred had the transactions occurred on the dates specified or for the periods presented, nor are they indicative of the Company's future results of operations.

The unaudited pro forma financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto.

INDEPENDENT AUDITORS' REPORT

The Ten Eighty Corporation:

We have audited the accompanying statement of net assets of The Ten Eighty Corporation to be sold to American Radio Systems, Inc. (the "Company") as of December 31, 1995, and the related statements of income and cash flows derived from those assets for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets of The Ten Eighty Corporation to be sold to American Radio Systems, Inc. as of December 31, 1995, and the results of operations related to those assets, and cash flows generated from those assets for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared from the separate records maintained by the Company and may not be indicative of the conditions that would have existed or the results of operations had the net assets to be sold been operated as an unaffiliated company. Certain expenses represent allocations made by the Company's Parent, and, as discussed in Note 1, no provision for income taxes has been made in the statement of income derived from the net assets to be sold.


Deloitte & Touche LLP
Boston, Massachusetts
March 13, 1995


THE TEN EIGHTY CORPORATION
STATEMENTS OF NET ASSETS TO BE SOLD
DECEMBER 31, 1995 AND MAY 31, 1996

ASSETS                                                                                        1995             1996
                                                                                                           (Unaudited)

CURRENT ASSETS:
  Cash and cash equivalents                                                              $   454,021       $   376,893
  Accounts and notes receivable (less allowances for doubtful accounts                     2,194,436         1,971,326
    of $62,400 and $77,594 in 1995 and 1996, respectively)
  Prepaid expenses and other assets                                                           93,339            59,871
  Deposits and other current assets-- related parties                                         61,199           128,611
                                                                                         -----------       -----------
     Total current assets                                                                  2,802,995         2,536,701
                                                                                         -----------       -----------
PROPERTY AND EQUIPMENT-- Net                                                                 693,775           623,666
                                                                                         -----------       -----------
OTHER ASSETS:
  Intangible assets - net                                                                  1,315,770         1,264,291
  Other assets                                                                                25,136            20,833
                                                                                         -----------       -----------
     Total other assets                                                                    1,340,906         1,285,124
                                                                                         -----------       -----------
TOTAL                                                                                    $ 4,837,676       $ 4,445,491
                                                                                         ===========       ===========
LIABILITIES AND NET ASSETS TO BE SOLD
CURRENT LIABILITIES:
  Accounts payable                                                                       $   306,281       $   152,436
  Accrued compensation                                                                       185,927            93,746
  Accrued expenses                                                                           250,845           170,252
                                                                                         -----------       -----------
     Total current liabilities                                                               743,053           416,434
COMMITMENTS AND CONTINGENCIES
NET ASSETS TO BE SOLD (Note 1)                                                             4,094,623         4,029,057
                                                                                         -----------       -----------
TOTAL                                                                                    $ 4,837,676       $ 4,445,491
                                                                                         ===========       ===========
See notes to financial statements.



THE TEN EIGHTY CORPORATION
STATEMENTS OF INCOME DERIVED FROM NET ASSETS TO BE SOLD
YEAR ENDED DECEMBER 31, 1995 AND FIVE MONTHS ENDED MAY 31, 1995 AND 1996

                                                     YEAR ENDED              FIVE MONTHS
                                                    DECEMBER 31,             ENDED MAY 31,
                                                        1995            1995            1996
                                                                             (Unaudited)

NET REVENUES                                       $ 10,462,826    $  4,231,935    $  4,117,248
                                                   ------------    ------------    ------------

OPERATING EXPENSES:
  Operating expenses, excluding depreciation and
    amortization and corporate general and
    administrative expenses                           7,293,522       2,788,608       2,594,143
  Depreciation and amortization                         304,246         160,969         128,537
  Corporate general and administrative                  260,437          97,828            --
                                                   ------------    ------------    ------------
     Total operating expenses                         7,858,205       3,047,405       2,722,680
                                                   ------------    ------------    ------------

OPERATING INCOME                                      2,604,621       1,184,530       1,394,568
OTHER INCOME (EXPENSE) - Net                              9,892         (32,975)         (7,431)
                                                   ------------    ------------    ------------
INCOME DERIVED FROM NET ASSETS TO
  BE SOLD                                             2,614,513       1,151,555       1,387,137
NET ASSETS TO BE SOLD, BEGINNING OF
  PERIOD                                              3,465,581       3,465,581       4,094,623
CONTRIBUTIONS FROM (DISTRIBUTIONS
  TO) PARENT                                         (1,985,471)     (1,053,296)     (1,452,703)
                                                   ------------    ------------    ------------
NET ASSETS TO BE SOLD, END OF PERIOD               $  4,094,623    $  3,563,840    $  4,029,057
                                                   ============    ============    ============

See notes to financial statements.



THE TEN EIGHTY CORPORATION
STATEMENTS OF CASH FLOWS DERIVED FROM NET ASSETS TO BE SOLD
YEAR ENDED DECEMBER 31, 1995 AND FIVE MONTHS ENDED MAY 31, 1995 AND 1996

                                                  YEAR ENDED             FIVE MONTHS
                                                 DECEMBER 31,            ENDED MAY 31,
                                                     1995          1995            1996
                                                                         (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Income derived from net assets to be sold       $ 2,614,503    $ 1,151,555    $ 1,387,137
Adjustments to reconcile net income to cash
  provided by operating activities:
   Depreciation and amortization                    304,246        160,969        128,537
   Loss (gain) on disposal of property and           (8,762)          --             --
 equipment
   Change in assets and liabilities:
     Accounts receivable                           (393,115)      (151,781)       223,110
     Prepaid expenses and other assets                7,453        (69,828)       (33,944)
     Other assets                                     9,822         25,866          4,303
     Accounts payable and accrued expenses           42,105         55,632       (326,619)
                                                -----------    -----------    -----------
        Cash provided by operating activities     2,576,252      1,172,413      1,382,524
                                                -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment               (267,838)       (90,293)        (6,949)
  Proceeds from sale of property                     47,525           --             --
                                                -----------    -----------    -----------
     Cash used for investing activities            (220,313)       (90,293)        (6,949)
                                                -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Change in due from Parent                     (1,985,471)    (1,053,296)    (1,452,703)
                                                -----------    -----------    -----------

INCREASE IN CASH AND CASH EQUIVALENTS               370,468         28,824        (77,128)
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD                                          83,553         83,553        454,021
                                                -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD                                        $   454,021    $   112,377    $   376,893
                                                ===========    ===========    ===========


See notes to financial statements.

THE TEN EIGHTY CORPORATION
NOTES TO STATEMENTS OF NET ASSETS TO BE SOLD
(INFORMATION PERTAINING TO THE FIVE-MONTH PERIODS ENDED MAY 31, 1995 AND 1996 IS UNAUDITED)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Business - The Ten Eighty Corporation (the "Company") owns and operates radio stations WTIC-AM and WTIC-FM (the "Stations") which broadcast in the greater Hartford, Connecticut, area. The Company is a wholly owned subsidiary of Chase Communications Corporation (the "Parent") and is a member of the D.T. Chase Enterprises, Inc. Consolidated Group ("D.T. Chase").

          Basis of Presentation - The accompanying statement of net assets sold to American Radio Systems Corporation ("ARS") is intended to present the assets and liabilities of the Company expected to be transferred to ARS (the "Net Assets") pursuant to a purchase and sale agreement between the Company and ARS and the income and cash flows derived from such assets and liabilities. In August 1995, the Company agreed to sell the operating assets and related liabilities of its radio properties to ARS for approximately $29 million, pending changes in the regulatory environment which would allow ARS to close the transaction. Following passage of the Telecommunications Act of 1996, the transaction closed during May 28, 1996. For purposes of presentation, the closing of the transaction with ARS has been reflected as of May 31, 1996.

          Pursuant to the purchase and sale agreement, ARS advanced the Company $27 million in the form of a 12% note payable June 30, 2000. In addition, ARS agreed to provide an affiliate of the Company with a revolving note providing for borrowings of up to $12 million, of which $1.9 million had been advanced through December 31, 1995. The advances from ARS to the Company and the affiliate are collateralized by the Company's assets subject to the purchase and sale agreement. These borrowings, together with accrued interest thereon, have been excluded from the December 31, 1995 statement of net assets to be sold.

          In addition, during 1995 the Company paid $12 million for a 48% interest in a media partnership with certain related parties. The investment was financed using the proceeds from the borrowings received from ARS. Under the terms of the purchase and sale agreement with ARS, this investment will not transfer to ARS but will be distributed to the stockholders of the Company. Accordingly, the investment and its impact on net income have been excluded from the accompanying statements.

          Transactions with Parent and Affiliates - The Company is charged for certain services received from the Parent and its affiliates. Although management is of the opinion that the allocations used are reasonable and appropriate, other allocations might be used that could produce results substantially different from those reflected herein and these cost allocations might not be indicative of amounts which might be paid to unrelated parties for similar services.

          Revenue Recognition - Revenues are recognized when advertisements are broadcast.

          Property and Equipment - Property and equipment are recorded at cost and depreciation is provided using straight-line and accelerated methods over estimated useful lives ranging from three to twenty years.

          Intangible Assets - Intangible assets consist primarily of goodwill, FCC licenses and call letters acquired in connection with the acquisition of the Stations, and are being amortized over their respective estimated useful lives (ranging from one to twenty-seven years) using the straight-line method.

          On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets by reference to the Stations' anticipated future cash flows generated by said assets and comparison of carrying value to management's estimates of fair value, generally determined by using certain accepted industry measures of value (principally, cash flow multiple methods).

          Income Taxes - The Company files a consolidated tax return with the Parent. Members of the consolidated group are allocated their proportionate share of income tax liability by applying the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 to each member of the consolidated group as if each were a separate taxpayer. No provision for income taxes has been made in the financial statements apart from recording the amounts due to the Parent for the allocated liability.

          Corporate General and Administrative Expense - Corporate general and administrative expense consists of corporate overhead costs not specifically allocable to any of the Company's individual Stations.

          Barter   Transactions  -  Revenues  from  the  Stations'  exchange  of advertising time for goods or services is recognized at the fair market value of the items received or to be received. The value of the goods and services received is charged to expense when used. Net unearned barter balances are included in accounts payable.

          Barter transactions and balances as of and for the year ended December 31, 1995 were approximately as follows:


                      Barter revenues       $205,368
                      Barter expenses        295,415
                     Net barter payables     84,369


          Use of Estimates - The preparation of financial statements requires, of necessity, the use of estimates to determine the appropriate carrying value of certain assets and liabilities. While management believes that the assumptions used to develop these estimates are appropriate in the circumstances, these estimates could change.

          Concentration of Credit Risk - The Company extends credit to customers on an unsecured basis in the normal course of business. The customers are generally located in the greater Hartford, Connecticut, area, and no individual industry or industry segment is significant to the Company's customer base. The Company has policies governing the extension of credit and collection of amounts due from customers.

          Impairment of Long-Lived Assets - In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 addresses accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 is required to be adopted in 1996. The impact of SFAS No. 121 has not been fully determined but is not expected to have a material impact on the net assets or the results of operations expected to be derived from such assets.

          Supplemental Cash Flow Information - For purposes of the statements of cash flows, the Company considers all highly liquid, short-term investments purchased with remaining maturities of three months or less to be cash equivalents.

          Cash paid to D.T. Chase for income taxes approximated $465,500 for the year ended December 31, 1995.

          Interim Results (Unaudited) - In the opinion of management, the accompanying unaudited interim financial statements as of May 31, 1996 and for the periods ended May 31, 1995 and 1996 have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of net assets to be sold and the operating results and cash flows derived from such net assets for such periods.

2.    PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

          Property and equipment consisted of the following at December 31, 1995:





Leasehold improvements                               $  350,185
Broadcast equipment                                   2,632,501
Office and other equipment, furniture and fixtures      797,238
Construction in progress                                185,227

Total                                                 3,965,151

Less accumulated depreciation                         3,271,376

Property and equipment - net                         $  693,775
                                                     ==========

Intangible assets consisted of the following at December 31, 1995:


FCC license value                                   $  954,613
Goodwill                                             2,301,167
Call letters                                           100,000

Total                                                3,355,780

Less accumulated amortization                        2,040,010

Intangible assets - net                             $1,315,770


3.    EMPLOYEE BENEFIT PLAN

      The Company participates in a retirement savings plan (the "Plan") that is sponsored by D.T. Chase. The Plan is a defined contribution plan that covers eligible salaried employees who have at least one year of service. Participants may make pre-tax contributions to the Plan up to 10% of their compensation not to exceed the annual limit prescribed by the Internal Revenue Service. The Company makes matching contributions to the Plan in an amount equal to 100% of the first 5% of base compensation that a participant contributes to the Plan, unless otherwise determined by annual resolution. The Company's contributions to the Plan were $90,114 for the year ended December 31, 1995.

4.    FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair value of financial instruments contained in net assets has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

         Cash, Cash Equivalents Accounts Receivable, Accounts Payable, Accrued Expenses, and Other Obligations - These carrying amounts approximate fair value because of the short-term nature of these investments.

5.    RELATED-PARTY TRANSACTIONS

         In  the  ordinary   course  of  business,   the  Company   enters  into
         transactions with entities under common control of the principal stockholders of D.T. Chase and certain other related parties.

         Significant related-party transactions are summarized in the table below:

                                                                                              Year Ended

                                                                                             December 31,

             Related Party                         Description                                 1995

The Parent                             Administrative and supervisory                        $176,091
New England Weather Service            Forecasting services                                    62,602
Chase Family Limited

  Partnership No. 7                    Broadcast facility leases                              111,878
                                       United Cable Spots                                      60,000
Chase Medical Plan Trust               Medical/dental premiums                                216,037
                                       Life Insurance                                           7,194
D.T. Chase, Enterprises, Inc.          Administrative and supervisory                          40,775
                                       Insurance                                               10,130
Chase Communications Limited

  Partnership                          Employee's auto lease                                   12,480
                                                                                             $697,187



6.    COMMITMENTS AND CONTINGENCIES

         Leases - The Company leases office and studio space under operating leases expiring in 1999 and leases transmitter facilities under a lease expiring in 2072. In addition, the Company leases broadcasting towers owned by an affiliate of ARS under leases expiring in 2000 and 2010. Rental expense pursuant to the terms of these operating leases was $406,723 for the year ended December 31, 1995, of which $111,756 was incurred in connection with related-party leases.

         At December 31, 1995, future minimum rental payments required under these leases are as follows:


1996                                               $   397,953
1997                                                   353,644
1998                                                   343,000
1999                                                   349,253
2000                                                   172,489
Thereafter                                           2,597,917
                                                   -----------

Total                                               $4,214,256



      Contingencies - The Company is involved in litigation regarding transactions conducted in the ordinary course of business and is defending its positions. The final outcome of litigation is not presently determinable; however, in the opinion of management, the effects, if any, will not be material to the net assets to be sold or the results of operations and cash flows derived from such net assets.

                                   * * * * * *

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       American Radio Systems Corporation


                          Year Ended December 31, 1995
                    (Amounts in thousands, except share data)





                                                                                         Pro Forma             Pro
                                                                         Historical    Adjustments (a)        Forma

Net revenues......................................... .............        97,772       $    10,463      $   108,235
Operating expenses ................................................        67,048             7,294           74,342
Depreciation and amortization .....................................        12,364             1,588 (b)       13,952
Corporate general and administrative
expenses ..........................................................         3,908                              3,908
                                                                       ----------       -----------      -----------
Operating income ..................................................        14,452             1,581           16,033
                                                                       ----------       -----------      -----------

Other (income) expense:
    Interest expense - net ........................................        10,062             1,260 (c)       11,322
    Gain on disposal of assets, net ...............................       (11,544)                           (11,544)
                                                                       ----------       -----------      -----------
         Total other (income)
         expense ..................................................        (1,482)            1,260             (222)
                                                                       ----------       -----------      -----------
Income before income taxes ........................................        15,934               321           16,255
Provision for income taxes ........................................         6,829               137            6,966
                                                                       ----------       -----------      -----------

Net income ........................................................         9,105               184           9, 289
    Preferred Stock and Series C Common
    Stock dividends ...............................................          (815)                              (815)
                                                                       ----------       -----------      -----------
Net income (loss) applicable to common
stockholders....................................... ...............      $  8,290               184            8,474
                                                                       ==========       ===========      ===========

Net income per common share .......................................      $   0.66                        $      0.67
                                                                       ==========       ===========      ===========
outstanding.......................................................     12,645,556                         12,645,556
                                                                       ==========       ===========      ===========


 ----------------------------------

(a)      To reflect the operations of the Hartford acquisition.
(b)      To record depreciation and amortization for the Hartford acquisition.
(c) To reverse interest income recorded on Hartford transaction station investment notes.





              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       American Radio Systems Corporation


                         Six Months Ended June 30, 1996
                    (Amounts in thousands, except share data)





                                                                                             Pro Forma            Pro
                                                                         Historical       Adjustments (a)       Forma

Net revenues ......................................................        61,426               4,117         $    65,543
Operating expenses ................................................        45,696               2,594              48,290
Depreciation and amortization .....................................         4,839                 662 (b)           5,501
Corporate general and administrative
expenses ..........................................................         2,340                                   2,340
                                                                       ----------         -----------         -----------
Operating income ..................................................         8,551                 861               9,412
                                                                       ----------         -----------         -----------

Other (income) expense:
    Interest expense - net ........................................         5,323               1,350 (c)           6,673
    Loss on disposal of assets, net ...............................            36                                      36
                                                                       ----------         -----------         -----------
         Total other (income)
         expense ..................................................         5,359               1,350               6,709
                                                                       ----------         -----------         -----------
Income before income taxes ........................................         3,192                (489)              2,703
Provision (benefit) for income taxes ..............................         1,436                (220)              1,216
                                                                       ----------         -----------         -----------


Net income ........................................................         1,756                (269)              1,487
    Preferred Stock dividends .....................................          (134)                                   (134)
                                                                       ----------         -----------         -----------
Net income (loss) applicable to common
stockholders........................................ ..............         1,622                (269)              1,353
                                                                       ==========         ===========         ===========

Net income per common share .......................................    $     0.09                             $      0.07
                                                                       ==========                             ===========
Weighted average common shares
outstanding........................................................    19,025,668                              19,025,668
                                                                       ==========                             ===========


- -------------------------------

(a)  To reflect the operations of the Hartford acquisition.
(b)  To  record depreciation  and  amortization  for the Hartford acquisition.
(c) To reverse interest income recorded on Hartford transaction station investment note.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMERICAN RADIO SYSTEMS CORPORATION
                                         (Registrant)



                                    By: /s/Justin D. Benincasa
                                        Justin D. Benincasa
                                        Vice President and Chief Accounting
                                         Officer

Date:  August 12, 1996